Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations Contact: Don Duffy/Brian Prenoveau 203-682-8200 Media Contact: Alecia Pulman 203-682-8200

Jamba, Inc. Announces an Increase in Third Quarter Company-Owned Same Store

Comparable Sales of 3.8% and Earnings Conference Call for November 20, 2007

Emeryville, CA — (BUSINESS WIRE) — Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) (“Jamba”) today reported third quarter fiscal year 2007 (3Q07), preliminary unaudited total revenue of $83.2 million, up 23.5% from $67.4 million for the same quarter a year ago. For the quarter ending October 16, 2007, system-wide same store comparable sales* increased 3.3% and system-wide store count increased by 34, bringing the total store count to 672.

	End of 3Q07	End of 3Q06
Total Revenue	$83.2 million	$67.4 million
Company-Owned Comparable Sales	3.8%	(3.6)%
New Stores Added	34	16
—Company-Owned	24	9
—Franchise Partner	10	7
Store Count	672	577
—Company-Owned	470	354
—Franchise Partner	202	223

Company-owned stores sales were $81.0 million, up 25.4% from $64.6 million for the same quarter a year ago. Company-owned same store comparable sales increased 3.8% and company-owned new store count increased by 24, bringing the number of company-owned store count to 470.

Jamba has experienced some temporary store closures due to the fires in Southern California. 15 stores closed on Monday, October 22; 12 on Tuesday, October 23; and 5 on Wednesday, October 24. Today, all stores are open in the region. The company continues to monitor the situation closely and will take whatever measures are required to ensure the safety of our team members and customers during this State of Emergency.

Jamba will release 3Q07 quarterly earnings after close of market and conduct a conference call to discuss financial results on November 20, 2007 at 5:00 p.m. ET. The earnings call can be accessed live over the phone by dialing (888) 262-8770 or for international callers by dialing (913) 312-0820. A simultaneous web cast of the call will be available by visiting http://www.jambajuice.com. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the pin number is 5443971. The replay will be available until December 4, 2007.

*

System comparable sales include sales at all Company and franchise-operated stores in operation at the beginning of their fourteenth full period. Included in system comparable sales are franchise-operated and Company comparable sales percentages. Management reviews the increase or decrease in comparable sales compared with the same period in the prior year to assess business trends and make certain business decisions.

About Jamba, Inc.

Jamba, Inc. is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE ® stores. Founded in 1990, JAMBA JUICE is the category-defining leader in healthy blended beverages, juices, and good-for-you snacks. As of the end of 3Q07, JAMBA JUICE has 672 stores, of which 470 are company-owned and operated. For the nearest location or a complete menu smoothies, please call: 1-866-4R-FRUIT or visit the new JAMBA JUICE website at http://www.jambajuice.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that are not historical facts. Forward looking statements in this release include projections as to store openings and our ability to reduce sales volatility and to improve comparable store sales. Such forward-looking statements, based upon the current beliefs and expectations of Jamba, Inc.’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Jamba, Inc. is engaged; demand for the products and services that Jamba, Inc. provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in the Company’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company does not assume any obligation to update the information contained in this press release.